Morgan Stanley Institutional Fund Trust -
Global Strategist Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Johnson Controls Inc.
Purchase/Trade Date:	  06/10/2014
Offering Price of Shares: $99.948
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $60,000
Percentage of Offering Purchased by Fund:
0.012
Percentage of Fund's Total Assets: 0.05
Brokers:  Bofa Merrill Lynch, Barclays,
Citigroup, Goldman Sachs & Co., Wells Fargo
Securities, ING, TD Securities, JP Morgan,
Mitsubishi UFJ Securities, US Bancorp, Banca
IMI, Danske Markets Inc., Standard Chartered
Bank, Commerzbank, Morgan Stanley, Credit
Agricole CIB, RBS, UniCredit Capital Markets
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Oracle Corporation
Purchase/Trade Date:	  06/30/2014
Offering Price of Shares: $99.773
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund:
0.009
Percentage of Fund's Total Assets: 0.13
Brokers:  Bofa Merrill Lynch, J.P. Morgan,
Wells Fargo Securities, BNP Paribas, Citigroup,
Deutsche Bank Securities, RBS, Barclays,
Mizuho Securities, Mitsubishi UFJ Securities,
Credit Suisse, Morgan Stanley, Santander,
Standard Chartered Bank, HSBC, RBC Capital
Markets, SunTrust Robinson Humphrey
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous
operations*: YES
Percent of offering purchased by Fund and all
other accounts advised by the adviser is less
than 25%: YES
The underwriting commission, spread and profit
is reasonable and fair compared to the
underwritings of similar securities: YES
* Muni issuers must also have an investment
grade rating from at least one NRSRO; or if less
than three years of continuous operations, must
have one of the three highest rating categories
from at least one NRSRO.
Securities Purchased:	 Synchrony Financial
Purchase/Trade Date:	  08/06/2014
Offering Price of Shares: $99.806
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.012
Percentage of Fund's Total Assets: 0.12
Brokers:  Barclays, Bofa Merrill Lynch,
Citigroup, Credit Suisse, Deutsche Bank
Securities, Goldman Sachs & Co., JP Morgan,
Morgan Stanley, BNP Paribas, RBS, HSBC,
Santander, Mizuho Securities, SMBC Nikko,
MUFG, RBC Capital Markets, Societe Generale,
Banca IMI, Commerzbank, Loop Capital Markets,
BBVA, Credit Agricole CIB, Mishcler Financial
Group, Inc., Blaylock Beal Van LLC, Fifth Third
Securities, Ramirez & Co., Inc., Castle-Oak
Securities, L.P., ING, Lebenthal Capital Markets,
The Williams Capital Group, L.P.
Purchased from:  JP Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 HSBC Holdings PLC
Purchase/Trade Date:	  09/10/2014
Offering Price of Shares: $100.000
Total Amount of Offering: $2,250,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund:
0.009
Percentage of Fund's Total Assets: 0.11
Brokers:  HSBC Securities (USA) Inc., BNP
Paribas Securities Corp., Credit Suisse
Securities (USA) LLC, RBS Securities Inc.,
Santander Investment Securities Inc., Wells
Fargo Securities, LLC, BMO Capital Markets
Corp., CIBC World Markets Corp., Citigroup
Global Markets Inc., Merrill Lynch, Pierce,
Fenner & Smith Inc., Morgan Stanley & Co.
LLC, Scotia Capital (USA) Inc., TD Securities
Purchased from:  HSBC Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.